                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 23, 1998


                         Providence Energy Corporation
                         -----------------------------
             (Exact name of registrant as specified in its charter)



        Rhode Island                   1-10032                 05-0389170
        ------------                   -------                 ----------
(State or other jurisdiction       (Commission File          (I.R.S. Employer
     of incorporation)                  Number)              Identification No.)



  100 Weybosset Street, Providence, RI                        02903
  ------------------------------------                        -----
(Address of principal executive offices)                    (Zip Code)



                                (401) 272-5040
                                --------------
             (Registrant's telephone number, including area code)

Item 5.  Other Events.
-----------------------

     On July 23, 1998, Providence Energy Corporation (the "Company") declared a dividend of one (1) common stock purchase right (a "Right") for every outstanding share of Common Stock, $1.00 par value (the "Common Stock"), of the Company. The dividend is payable at the close of business on August 17, 1998 (the "Dividend Record Date") to the shareholders of record as of the Dividend Record Date. The Rights will be governed by a Common Stock Rights Agreement (the "Rights Agreement") to be entered into between the Company and The Bank of New York, as Rights Agent (the "Rights Agent"). The Rights Agreement will be substantially identical to an existing Rights Agreement, dated as of August 3, 1988, which is currently in effect, with rights outstanding under such existing Rights Agreement until August 17, 1998. The principal changes to the existing Rights Agreement effected by the new Rights Agreement are as follows:

     (i) The expiration date for the Rights under the new Rights Agreement will be August 17, 2008 (which may be extended by amendment).

     (ii) The initial Purchase Price (as defined in the Rights Agreement) for each share of Common Stock issuable pursuant to each Right has been set at $70.

     (iii) As in the existing Rights Agreement, the Rights initially attach to all outstanding shares of Common Stock and are not represented by separate certificates, until (i) any person becomes an Acquiring Person or (ii) the announcement of a tender offer, by any person other than the Company, to purchase a stated percentage of the outstanding Common Stock. The definition of Acquiring Person has been amended by the new Rights Agreement to reduce from 20% to 10% the percentage of the Company's outstanding Common Stock which may be acquired before such Persons become an Acquiring Person, and the stated percentage of outstanding Common Stock subject to a tender offer announcement has been reduced from 30% to 10%.

     (iv) A new Section 24 has been added permitting the Board of Directors, at its option at any time after a Person has become an Acquiring Person, to exchange all or part of the outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one (1) share of Common Stock (or other consideration of equal market value) per Right. This exchange option is not available after any Person becomes the beneficial owner of more than 50% of the outstanding Common Stock.

     (v) Section 26 of the existing Rights Agreement (Section 27 in the new Rights Agreement) has been amended to provide additional discretion to the Company to supplement or amend the Rights Agreement prior to the Distribution Date (as defined in the Rights Agreement). As amended, the new Rights Agreement can be amended to, among other things, extend the term of the Agreement, change the Redemption Price (as defined in the Rights Agreement), the Expiration Date (as defined in the Rights Agreement), the Purchase Price, the number of shares of

           Common Stock for which a Right is exercisable and other material terms and provisions of the Rights Agreement.

     (vi) The form of Exhibit A to the Rights Agreement, i.e., the form of Right Certificate, has been revised to reflect various changes effected by the new Rights Agreement, including but not limited to those described above. Exhibit B to the Rights Agreement, a summary of the Common Stock Purchase Rights, has been revised in the same manner.

     In addition, the Company has engaged The Bank of New York as its registrar and transfer agent for its Common Stock, replacing ChaseMellon Shareholder Services LLC.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

Exhibit No.      Exhibit
-----------      -------

4.1 Common Stock Rights Agreement between the Company and The Bank of New York, as Rights Agent, dated as of July 23, 1998 including the form of Right Certificate and Summary of Common Stock Purchase Rights, attached thereto as Exhibits A and B, respectively.

99.1             Form of Press Release dated July 23, 1998.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PROVIDENCE ENERGY CORPORATION



Date:  July 29, 1998         By: /s/ Gary S. Gillheeney
                                 -----------------------------------
                                  Gary S. Gillheeney
                                  Senior Vice President,
                                  Chief Financial Officer
                                  and Treasurer